UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 1, 2014

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On July 2, 2014, Viad Corp (the "Company") issued a press release announcing the acquisition on July 1, 2014 of the West Glacier Motel & Cabins, the Apgar Village Lodge and related land, food and beverage services and retail operations. The West Glacier Motel & Cabins is a 32-room property situated on approximately 200 acres at the West entrance of Glacier National Park, and its full-service amenities include a restaurant, grocery store, gift shops, a gas station and employee housing. The Apgar Village Lodge is a 48-room property situated on a 3.8 acre private inholding inside Glacier National Park with overnight accommodations, a gift shop and employee housing. The purchase price was $16 million in cash, subject to certain adjustments. The Company also purchased inventory necessary for the operation of the purchased business, including retail, food and beverage and gas station inventory, for $1 million, subject to certain adjustments. The press release is attached hereto as Exhibit 99 and is incorporated by reference herein. The press release contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99 – Press release dated July 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

July 2, 2014	By:	/s/ Leslie S. Striedel
Leslie S. Striedel
Chief Accounting Officer